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Investor Contact:                          Media Contact:
Jim Hurley                                 Anna Cordasco/Stephanie Pillersdorf/
ROHN Industries, Inc.                      Tracy Greenberger
309-633-6834                               Citigate Sard Verbinnen
                                           212-687-8080


          ROHN INDUSTRIES REAFFIRMS FINANCIAL OUTLOOK FOR 2000 and 2001

               Company Announces Order Cancellations and Deferrals
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     Peoria, IL, February 12, 2001 - ROHN Industries, Inc. (NASDAQ: ROHN), a
leading provider of infrastructure equipment for the telecommunications industry, announced today that it has received change orders effecting cancellations and deferrals of approximately $41 million of equipment enclosure orders. As a result, ROHN has removed $41 million from its booked business.

     "Despite these cancellations and deferrals, our booked business remains strong at $120 million, compared to $93 million at the same time last year," said Brian B. Pemberton, President and Chief Executive Officer. "We continue to be optimistic about the future growth prospects for ROHN and our industry."

     ROHN also reaffirmed its previous financial outlook for 2000 and 2001. The Company continues to expect earnings per share in the range of $0.35 to $0.38 (exclusive of a one-time, non-cash tax benefit of $0.05 per share) and sales of at least $230 million for full-year 2000. ROHN also noted that since its original announcement in September 2000 of the Company's outlook for 2001, it has experienced indications that the growth in demand for its products may be slowing. However, at this time, the Company continues to expect earnings per share for full-year 2001 in the range of $0.47 to $0.52 and sales for the 2001 period of $300 million. As previously stated, this outlook is driven primarily by four key factors: continued production efficiencies, strong booked business, the expansion of the Company's design and construction services and enhanced international operations.

     ROHN will release its fourth quarter and full-year 2000 financial results on February 28, 2001 before the market opens.

     ROHN Industries, Inc. is a leading manufacturer and installer of telecommunications infrastructure equipment for the wireless and fiber optic industry including cellular, PCS, fiber optic networks for the Internet, radio and television broadcast markets. The Company's products and services include towers, equipment enclosures/shelters, design and construction, cabinets, poles and antennae mounts. ROHN has manufacturing locations in Peoria, Illinois; Frankfort, Indiana; Bessemer, Alabama; Casa Grande, Arizona; and Mexico City, Mexico.

                                   # # #

Statements  in this  press  release  include  "forward-looking  statements"
within the meaning of the Securities Exchange Act of 1934, the Private Securities Litigation Reform Act of 1995 and other related laws, and include, but are not limited to those statements relating to sales and earnings expectations, expected demand and other statements of outlook. The actual results and effects could differ materially from those currently anticipated in our forward looking statements. Factors and risks that could cause such differences include, but are not limited to wireless and fiber
optic  communications   industry  capital  spending;  the  ability  of  our
customers to secure adequate financing; elections by customers to terminate or delay previously placed orders; the effects of competition; particularly on pricing and margins; the successful expansion of our Casa Grande, Arizona enclosure facility and start-up of our Peoria, Illinois pole facility; effective implementation of our growth objectives in foreign markets; and regulatory changes affecting our industry. The cautionary statement contained in Exhibit 99.1 to ROHN's Form 8-K, filed on February 12, 2001, is incorporated herein by reference. In providing forward looking statements, ROHN is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise.